Exhibit 1.3

1,800,000 Shares

SUNPOWER CORPORATION

Class A Common Stock

UNDERWRITING AGREEMENT

July 25, 2007

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, NY  10010-3629

Dear Sirs:

1.                                       Introductory.  SunPower Corporation, a Delaware corporation (“Company”), subject to the terms and conditions stated herein and pursuant to the Share Lending Agreement (the “Share Lending Agreement”) dated July 25, 2007, between the Company and Credit Suisse International (“CSI”) through Credit Suisse Securities (USA) LLC, as agent (in such capacity, the “Agent”), an affiliate of the underwriter named in Schedule A hereto (the “Underwriter”), proposes to issue and loan to CSI as a share loan (the “Loan”) pursuant to and upon the terms set forth in the Share Lending Agreement, up to 1,800,000 shares of class A common stock, $0.001 par value (the “Common Stock”) of the Company (and shares to be issued and loaned by the Company being hereinafter called the “Offered Securities”).

Concurrently with the issuance of the Offered Securities, the Company is offering (the “Debenture Offering”) in an offering registered under the Securities Act by means of a prospectus supplement $200,000,000 aggregate principal amount of the Company’s Convertible Senior Debentures due 2027 (the “Debentures”).  Furthermore, concurrently with the issuance of the Offered Securities and the Debenture Offering, the Company is offering (the “Equity Offering”) in an offering registered under the Securities Act by means of the same prospectus supplement as the Offered Securities of 2,450,000 shares of Common Stock.  Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and Cowen and Company, LLC, are acting as the underwriters (collectively the “Equity and Debenture Underwriters”) in the Debenture Offering and the Equity Offering.  The Company has granted the Equity and Debenture Underwriters an option to purchase up to an additional $25,000,000 aggregate principal amount of Debentures in the Debenture Offering and an option to purchase up to an additional 245,000 shares of Common Stock in the Equity Offering.  The Company and the Equity and Debenture Underwriters will be entering into an underwriting agreements with respect to such offerings.  The Company is currently a subsidiary (as defined in Rule 405 of the Act (as defined herein)) of Cypress Semiconductor Corporation, a Delaware corporation (“Parent”).  The Company hereby agrees with the Underwriter as follows:

2.                                       Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a)                                  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-140272), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.

For purposes of this Agreement:

“430B Information” means information included in a prospectus and deemed to be a part of the Registration Statement pursuant to , and at the time specified in, Rule 430B(e) or Rule 430B(f), respectively.

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:30 a.m. (New York City time) on July 26, 2007;

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable to the Company at a specific time, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement and all information incorporated by reference into such prospectus.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)                                 (A)  At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter, if any, specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)                                  (i)                                     (x)  At the time of initial filing of the Registration Statement, (y) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (z) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, and was not an “ineligible issuer” as defined in Rule 405.

(ii)                                  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the Closing Date (as defined in Section 3)  If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriter, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.  “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(d)                                 The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Offered Securities remain unsold by the Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Underwriter, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Underwriter, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Underwriter of such effectiveness.

The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(e)                                  The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)                                    As of the Applicable Time and of the Closing Date (as defined below), neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the last Statutory Prospectus filed before the Applicable Time and the information set forth in Schedule B to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(g)                                 Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(b) hereof.

(h)                                 The documents incorporated by reference in any Statutory Prospectus or the Final Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                                     The Company is duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except for any jurisdiction where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(j)                                     Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except for any such jurisdiction where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(k)                                  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus; and the securityholders of the Company have no preemptive rights with respect to the Securities; and except as disclosed in the General Disclosure Package, there are no outstanding options, warrants or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company’s capital stock or any such options, warrants, rights, convertible securities or obligations.

(l)                                     The Share Lending Agreement has been duly authorized by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(m)                               Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)                                 Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(o)                                 The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.  No consent, approval, authorization or order of, or filing, notification or registration with, The Nasdaq Global Market is required for the listing and trading of the Offered Securities on The Nasdaq Global Market.

(p)                                 No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Share Lending Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(q)                                 The execution, delivery and performance of this Agreement and the Share Lending Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (b) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (c) the charter or by-laws of the Company or any such subsidiary, except, in the cases of clauses (a) and (b) above, as would not have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(r)                                    This Agreement has been duly authorized, executed and delivered by the Company.

(s)                                  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them and material to the Company’s business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property material to the Company’s business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(t)                                    The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, except as the General Disclosure Package discloses may occur.

(u)                                 No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a Material Adverse Effect.

(v)                                 Except as disclosed in the General Disclosure Package, the Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(w)                               Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim or threatened action relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect or otherwise require disclosure in the General Disclosure Package; and the Company is not aware of any pending or threatened investigation which might lead to such a claim.  In the ordinary course of business, the Company (1) conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, and the Company has identified and evaluated associated costs and liabilities, and any capital or operating expenditures, required for cleanup or closure of properties under, or compliance with, Environmental Laws or any permit, license or approval, any related constraints on operating activities, and any potential liabilities to third parties; and (2) has conducted environmental investigations of, and has reviewed information regarding, its business, properties and operations, and those of other properties within the vicinity of its businesses, properties and operations; on the basis of such review and investigations, the Company has reasonably concluded that, except as disclosed in the General Disclosure Package, any costs and liabilities associated with such matters would not have a Material Adverse Effect or otherwise require disclosure in the General Disclosure Package.

(x)                                   Except as disclosed in the General Disclosure Package, there are no pending actions, suits, charges (by any governmental entity), investigations, requests for information (by any governmental entity) or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or otherwise require disclosure in the General Disclosure Package or the Final Prospectus, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(y)                                 The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis and the assumptions used in preparing the pro forma and as adjusted financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.  The pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act.

(z)                                   Except as disclosed in the General Disclosure Package, since the date of the Company’s latest audited financial statements included or incorporated by reference in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(aa)                            All material Tax returns required to be filed by the Company or any of its subsidiaries have been filed in all jurisdictions where such returns are required to be filed, which returns are true, complete, and correct in all material respects and all Taxes shown on such returns have been paid.  All material Taxes due or claimed to be due from the Company and each of its subsidiaries have been paid, other than those (1) currently payable without penalty or interest or (2) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (1) and (2), adequate reserves have been established on the books and records of the Company and its subsidiaries in accordance with U.S. GAAP.  No material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its subsidiaries.  To the knowledge of the Company, the reserves on the books and records of the Company and its subsidiaries in respect of any Tax liability for any taxable period not finally determined are adequate to meet any assessments of Tax for any such period.  For purposes of this Agreement, the term “Tax” and “Taxes” shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(bb)                          The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds of the Loan as described in the Share Lending Agreement and the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940.

(cc)                            Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or has otherwise made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(dd)                          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee)                            As of the date of this Agreement, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) applicable to the Company.

(ff)                                Subject to the facts and risks in the General Disclosure Package with respect to clauses (B) and (D) of this paragraph, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The general accounting records of the Company and of each of its subsidiaries provide the basis for the preparation of the Company’s consolidated financial statements under U.S. GAAP and have been maintained in compliance with applicable laws.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act are accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

(gg)                          The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” included or incorporated by reference in the General Disclosure Package and the Final Prospectus accurately and fully describes in all material respects (1) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (2) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (3) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(hh)                          Except as disclosed in the General Disclosure Package, no material indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company or any of its subsidiaries and any director or executive officer of the Company or any of its subsidiaries or any person connected with such director or executive officer (including his/her spouse, children, and any company or undertaking in which he/she holds a controlling interest). There are no relationships or transactions between the Company or any of its subsidiaries, on the one hand, and its affiliates, officers and directors or their stockholders, customers or suppliers, on the other, which, although required to be disclosed, are not disclosed in the General Disclosure Package.

(ii)                                  There are no material contracts or documents that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

(jj)                                  PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

(kk)                            Ernst & Young LLP, whose report appears in the General Disclosure Package or is incorporated by reference therein and who have delivered the letter referred to in Section 7(j)

hereof, were independent public accountants with respect to PowerLight Corporation and its subsidiaries, as required by the Act and the rules and regulations of the Commission thereunder.

(ll)                                  The statements set forth or incorporated by reference in the General Disclosure Package and the Final Prospectus under the caption “Description of Class A Common Stock,” insofar as they purport to constitute a summary of the material terms of the Offered Securities, and the statements under the caption “Description of Share Lending Agreement and Concurrent Offering of Senior Convertible Debentures” insofar as they purport to describe the provisions of the documents referred to therein, fairly summarize in all material respects the matters referred to therein.

(mm)                      All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained or incorporated by reference in the General Disclosure Package and were issued in compliance with federal and state securities laws.  The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such option, except for options in connection with which appropriate expenses were recorded in accordance with U.S. GAAP.  All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee or subcommittee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with U.S. GAAP and no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(nn)                          The Company meets the requirements related to incorporation by reference set forth in the General Instructions to Form S-3 under the heading “Eligibility to Use Incorporation by Reference.”

(oo)                          The Company has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(pp)                          Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action that is designed to or which has constituted or which could reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

3.                                       Issuance, Loan and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein and in the Share Lending Agreement, the Company agrees to issue to CSI in exchange for payment of the Loan Fee (as defined in the Share Lending Agreement) and CSI agrees to borrow from the Company, the Offered Securities, and the Underwriter, upon such issuance to CSI agrees to purchase such Offered Securities from CSI.  This Agreement constitutes a “Borrowing Notice” pursuant to Section 2(b) of the Share Lending Agreement.

In accordance with the terms of the Share Lending Agreement, delivery of the Offered Securities shall be made at 10:00 a.m., New York City time, on July 31, 2007, which time and date may be postponed by agreement between the Agent and the Company (such time and date of delivery and payment for the Offered Securities being herein called the “Closing Date”).

4.                                       Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.                                       Certain Agreements of the Company.  The Company agrees, with the Underwriter that:

(a)                                  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the date of this Agreement.  The Company has complied and will comply with Rule 433.

(b)                                 Prior to 90 days after the Closing Date, the Company will promptly advise the Underwriter of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus (including any document incorporated by reference therein) at any time and will afford the Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement and will not effect such amendment or supplementation without the consent of the Underwriter (which consent will not be unreasonably withheld) and the Company will also advise the Underwriter promptly of (1) the filing of any such amendment or supplement, (2) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus (including any document incorporated by reference therein) or for any additional information, (3) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and obtain as soon as possible its lifting, if issued.

(c)                                  If, at any time when a prospectus relating to the Offered Securities is (or for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Underwriter, the Borrower, their affiliates or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and dealers and any other dealers upon request of the Underwriter an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.   In addition, if, at any time prior to August 15, 2007, when a prospectus relating to the Offered Securities is (or for the exemption in Rule 172 under the Act would be) required to be delivered under the Act in connection with sales by the Underwriter, the Borrower, their affiliates or dealer, any event occurs as a result of which the representations and warranties of the Company made in Section 1 hereof, are no longer true and correct, the Company will promptly notify the Underwriter of such event.

(d)                                 As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e)                                  The Company will furnish to the Representatives copies of the Registration Statement (of which two will be signed), including all exhibits, any Statutory Prospectus relating to the Offered Securities, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests.  The Final

Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f)                                    The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(g)                                 During the period of five years after the date of this Agreement, the Company will furnish to the Underwriter, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (1) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (2) from time to time, such other information concerning the Company as the Underwriter may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter.

(h)                                 The Company agrees with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel to the Company and counsel to the Underwriter) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, for any costs and expenses related to the review by the National Association of Securities Dealers, Inc. of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriter relating to such review), for expenses incurred in distributing any Statutory Prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectus to investors or prospective investors, any applicable listing or other fees and for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings.

(i)                                     The Company shall use it best efforts to effect and maintain the listing of any shares of the Offered Securities on the NASDAQ Global Market or another U.S. national securities exchange or established automated over-the-counter trading market in the United States of America.

(j)                                     The Company shall apply the net proceeds from the sale of the Offered Securities being sold by the Company as set forth in the General Disclosure Package, and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(k)                                  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

6.                                       Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Loan or the Offered

Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.                                       Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Underwriter shall have received a letter, addressed to the Underwriter, dated the date hereof, of PricewaterhouseCoopers LLP confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

(i)                                     in their opinion the selected financial information examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

(ii)                                  they have performed the procedures specified by the Public Company Accounting Oversight Board (United States) for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package;

(iii)                               on the basis of the review referred to in clause (B) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company and the Parent who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A)                              the unaudited financial statements included in the Registration Statement or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with U.S. GAAP;

(B)                                the unaudited consolidated net sales, net operating income, net income and net income per share amounts for the three-month periods ended April 2, 2006 and April 1, 2007, included or incorporated by reference in the Registration Statement do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

(C)                                at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries; or

(D)                               for the period from the closing date of the latest income statement included in the Registration Statement or General Disclosure Package to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Registration Statement or General Disclosure Package, in consolidated net sales;

except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Registration Statement or General Disclosure Package discloses have occurred or may occur or which are described in such letter;

(iv)                              they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained or incorporated by reference in the Registration Statement and the General Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

(v)                                 on the basis of a reading of the unaudited pro forma financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package, inquiries of the officials of the Company, the Parent and of PowerLight Corporation who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that such unaudited pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and tat the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

(vi)                              they have proved the mathematical accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements.

(b)                                 The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement.

(c)                                  Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

(d)                                 Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Underwriter is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Underwriter, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the Philippines, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(e)                                  The Underwriter shall have received an opinion, dated such Closing Date, of Jones Day, counsel for the Company, as to the matters described in Annex A.

(f)                                    The Underwriter shall have received (i) an opinion of Quin & Hampson, Cayman Islands counsel for the Company, substantially in the form attached as Annex B, (ii) an opinion of Quin & Hampson, Cayman Islands counsel for the Company, substantially in the form attached as Annex C, (iii) an opinion of Blum, Swiss counsel for the Company, substantially in the form attached as Annex D., and (iv) an opinion of Deloitte SA, Swiss counsel for the Company, substantially in the form attached as Annex E.

(g)                                 The Underwriter shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the Final Prospectus and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)                                 The Underwriter shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that:  the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i)                                     The Underwriter shall have received a letter, dated such Closing Date, of

PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(j)                                     The Underwriter shall have received (A) a letter, dated the date hereof, of Ernst & Young LLP, in form and substance satisfactory to the Underwriter, addressed to the Underwriter (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder with respect to PowerLight Corporation and its subsidiaries during the periods covered by the financial statements on which they reported and (ii) stating the conclusions and findings of such firm with respect to financial information relating to PowerLight Corporation and its subsidiaries incorporated by reference into the Registration Statement and the General Disclosure Package and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (B) a letter, dated the Closing Date, of Ernst & Young LLP, in form and substance satisfactory to the Underwriter, addressed to the Underwriter (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the applicable published Rules and Regulations thereunder with respect to PowerLight Corporation and it subsidiaries during the periods covered by the financial statements on which they reported, (ii) stating as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three days prior to the Closing Date), the conclusions and findings of such firm with respect to the financial information and other maters covered by the letter referred to in Section 7(j)(A) and (iii) confirming in all material respects the conclusions and finding set forth in the letter referred to in Section 7(j)(A).

(k)                                  The Debenture Offering substantially on the terms described in the Final Prospectus shall have been consummated on the Closing Date.

The Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably request.

8.                                       Indemnification and Contribution.  (a)  The Company will indemnify and hold harmless (i) the Agent, (ii) the Underwriter and (iii) CSI, and each of their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Agent, Underwriter or CSI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or, in each case, arise out of or are based upon the omission or alleged omission, of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter, if any, specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(b)                                 The Underwriter and the Agent will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange

Act (each an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, including without limitation any of the foregoing incurred pursuant to indemnification or other provisions of other agreements, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement, any Statutory Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability or action, as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the ninth paragraph under the heading “Description of Share Lending Agreement and Concurrent Offering of Convertible Senior Debentures” and the information contained in the second paragraph, the first, third, fourth, fifth, sixth and seventh sentences of the third paragraph, the fourth paragraph, the first, second, fourth, fifth, sixth and seventh sentences of the fifth paragraph, the first sentence in the twelfth paragraph, the thirteenth paragraph and the fourteenth paragraph under the caption “Underwriting — Borrowed Shares.”

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter, the Agent and CSI may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9.                                       Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company and the Underwriter pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of (x) the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d) or (y) the condition set forth in Section 7(k) above is not satisfied as a result of the Equity and Debenture Underwriters not fulfilling their obligations under the Underwriting Agreement for the Debentures, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10.                                 Notices.  All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention:  Transactions Advisory Group or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 3939 North First Street, San Jose, California 95134 (Fax: 408-240-5400), Attention:  Chief Financial Officer; provided, however, that any notice to the Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

12.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13.                                 Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                  the Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Securities and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b)                                 the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  it has been advised that the Underwriter and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.                                 Research Independence.  In addition, the Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by s the Underwriter’s investment banking divisions.  The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

15.                               Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with CSI’s and the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, CSI and the Underwriter in accordance with its terms.

Very truly yours,

SUNPOWER CORPORATION

By	/s/
Name:
Title:

The foregoing Underwriting Agreement is hereby
confirmed and accepted as of the date first above
written.

CREDIT SUISSE SECURITIES (USA) LLC

By	/s/
Name:
Title:

CREDIT SUISSE INTERNATIONAL

By	/s/
Name:
Title: